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                                                                    EXHIBIT 24.1
October 20, 1994


W. L. Westbrook and Wayne Boston


Dear Sirs:

       Georgia Power Company proposes to file with the Securities and Exchange Commission a registration statement or statements on Form S-3 under the Securities Act of 1933 covering up to $300 million of its Subordinated Debentures and its Guarantee with respect to Preferred Securities of Georgia Power Delaware (or Capital), L.P., as well as such Preferred Securities.

       Georgia Power Company and the undersigned directors and officers of said Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney (with full power of substitution) for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission the aforementioned registration statement or statements and appropriate amendment or amendments thereto (including post-effective amendments), to be accompanied in each case by a prospectus and any appropriately amended prospectus or supplement thereto and any necessary exhibits.

       Georgia Power Company hereby authorizes you or any one of you to execute said registration statement or statements and any amendments thereto (including post-effective amendments) on its behalf as attorney-in-fact for it and its authorized officers, and to file the same as aforesaid.
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       The undersigned directors and officers of Georgia Power Company hereby authorize you or any one of you to sign said registration statement or statements on their behalf as attorney-in-fact and to amend, or remedy any deficiencies with respect to, said registration statement or statements by appropriate amendment or amendments (including post-effective amendments) and to file the same as aforesaid.

                                               Yours very truly,

                                               GEORGIA POWER COMPANY


                                               By /s/ H. Allen Franklin
                                                  ---------------------
                                                      H. Allen Franklin
                                                  President and Chief Executive
                                                          Officer
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                                     - 3 -

/s/ Edward L. Addison                          /s/ G. Joseph Prendergast



/s/ Bennett A. Brown                           /s/ Herman J. Russell



/s/ A. W. Dahlberg                             /s/ Gloria M. Shatto



/s/ William A. Fickling, Jr.



/s/ H. Allen Franklin                          /s/ William Jerry Vereen



/s/ L. G. Hardman III                          /s/ Thomas R. Williams



/s/ Warren Y. Jobe                             /s/ C. B. Harreld



/s/ James R. Lientz, Jr.                       /s/ Judy M. Anderson



/s/ William A. Parker, Jr.